UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

DOTRONIX, INC.

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-9996	41-1387074
(Commission File Number)	(IRS Employer Identification No.)

1326 Schofield Avenue

Schofield, WI 54476

(Address of Principal Executive Offices) (Zip Code)

(715-359-6373)

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 20, 2007 the Board of Directors of Dotronix, Inc., a Minnesota corporation, approved the spin-off of all outstanding common shares of PuraMed BioScience Inc., a Minnesota corporation, to the shareholders of Dotronix on a pro rata basis. The spin-off is pursuant to a Distribution Agreement between Dotronix and PuraMed dated March 19, 2007 which provides that Dotronix will distribute one share of PuraMed common stock for each five common shares of Dotronix held by Dotronix shareholders as of the Record Date of the Distribution. The Record Date and the Effective Date of this spin-off distribution are both April 12, 2007. The detailed terms of this spin-off are contained in the Distribution Agreement which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
2.1	Distribution Agreement by and between Dotronix, Inc. and PuraMed Biosciences Inc. dated March 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dotronix, Inc.
March 20, 2007	By:	/s/ Russell W. Mitchell
Russell W. Mitchell Chief Executive Officer